Exhibit 31.2

Certification of Chief Financial Officer Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Brian R. Anderson, certify that:

1.	I have reviewed this report on Form 10-Q for the period ended September 30, 2009.

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: January 6, 2010

By:	/s/ Brian R. Anderson
Name:	Brian R. Anderson
Title:	Chief Financial Officer/Principal Financial Officer and Principal Accounting Officer